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                                                                  EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of INSpire Insurance Solutions, Inc. (formerly Millers Integrated Claims Resources, Inc. and MiliRisk, Inc.) (the "Company") on Form S-1 of our report dated January 19, 1998, on the financial statements of INSpire Insurance Solutions, Inc., appearing in Registration Statement No. 333-47413 on Form S-1 of the Company dated March 6, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP

Fort Worth, Texas
March 27, 1998